SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PLEASE VOTE YOUR PROXY NOW!

YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE!

Retirement Government Money Market Portfolio

Retirement Money Market Portfolio

VOTE NOW

CALL 1-800-848-3155 to vote your shares today!*

Reference the enclosed proxy card for additional instructions on how you can vote online, by touch-tone telephone, or by signing and returning the enclosed proxy card by mail.

Special Meeting of Shareholders

For Shareholders as of: March 16, 2015

Original Meeting Date: May 12, 2015

Adjourned Meeting Date: July 27, 2015 at 8:30 a.m. Eastern Time (ET)

Until we receive a sufficient number of votes, the shareholder meeting cannot be held.

Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-8544. Thank you.

* D.F. King & Co., Inc. has been engaged by Fidelity Investments as a paid solicitor. Please contact them at the toll-free phone number provided above weekdays from 8:00 a.m. to 10:00 p.m. (ET) and Saturdays from 10:00 a.m. to 5:00 p.m. (ET) in order to cast your vote over the phone. In the event that you make or receive a telephone call with a D.F. King & Co., Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

URGENT PROXY VOTING REQUEST

 FMOMT3-ADJ-0615
 1.9866003.100